Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 To Form S-3 Registration Statement of K2 Inc. of our report dated January 31, 2003 on the consolidated financial statements of Brass Eagle Inc. appearing in the 2002 Form 10-K of Brass Eagle Inc.

/s/  Crowe Chizek and Company LLC

Oak Brook, Illinois

December 4, 2003